Exhibit 5.1

March 16, 2007

Comarco, Inc.
25541 Commercentre Drive	Our File No. 3203020-3203020001
Lake Forest, California 92630-8870

Re:	Registration Statement on Form S-8 for Comarco, Inc.

2005 Equity Incentive Plan

Ladies and Gentlemen:

We have acted as counsel to Comarco, Inc., a California corporation (the “Company”), in connection with the registration of 450,000 shares (the “Shares”) of the Company’s Common Stock, no par value, issuable under the Company’s 2005 Equity Incentive Plan (the “ Plan”), pursuant to a Registration Statement on Form S-8 under the Securities Act of 1933 (the “Act”) to be filed by the Company with the Securities and Exchange Commission on or about the date of this opinion.

As counsel to the Company, we have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records, documents, agreements or other instruments of the Company as we have deemed necessary or advisable for purposes of this opinion. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) we have entirely relied upon certificates of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certificates.

We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing a document.

This opinion is limited solely to the laws of the State of California.

Subject to the foregoing, it is our opinion that the Shares have been duly authorized and, upon payment for and issuance of the Shares in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

Comarco, Inc.

March 16, 2007

We hereby consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely yours,

/s/Bingham McCutchen LLP

BINGHAM McCUTCHEN LLP